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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



SUBSIDIARY                                     STATE OR COUNTRY OF INCORPORATION

Davie Industries                                     Canada

MIL Davie, Inc.                                      Canada

MIL Intermodal, Inc.                                 Canada

Cedar Group Canada, Inc.                             Canada

DB Technology, Inc.                                  Canada

Cedar Group Australia, Pty.                          Australia

McConnell Dowell Corporation Limited                 Australia

Dominion Bridge Inc.                                 Canada

Steen Contractors Limited                            Ontario

Becker Contractors Limited                           Newfoundland

Becker Contractors Inc.                              Quebec

Banyan Fasteners Corp.                               Delaware

Cedar Warehousing, Inc.                              Pennsylvania

Evergreen Fastening System, Inc.                     Delaware

M.S.W. International, Inc.                           Pennsylvania

Unimetric Corporation                                New Hampshire

DB Barbados Inc.                                     Barbados

DB Venezuela Inc.                                    Venezuela

Cedar Group (TCI) Inc. LLC                           Turks and Caicos Islands

DB Power Inc.                                        Delaware

Dominion Kuhns Brothers & Company, Inc.              Delaware

Dominion Bridge Development Company (TCI) Limited    Turks and Caicos Islands